Exhibit (j)




               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the references to our firm under the captions "Financial Highlights" for Scudder Growth Fund in the Advisor Classes A, B and C Prospectus and Growth/Large Cap Funds, "Auditors" and "Financial Statements" in the Scudder Growth Fund Statement of Additional Information and to the incorporation by reference in Post-Effective Amendment Number 60 to the Registration Statement (Form N-1A, No. 2-24392) of our report dated November 11, 2002 on the financial statements and financial highlights of Scudder Growth Fund included in the Scudder Growth Fund Classes A, B, C Annual Report dated September 30, 2002.


                                                         /s/Ernst & Young LLP
                                                         ERNST & YOUNG LLP




Boston, Massachusetts
November 22, 2002